EXHIBIT 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-106614) of CTS Corporation of our report dated June 12, 2006 relating to the 2005 financial statements of the CTS Corporation Retirement Savings Plan, which appears in this Form 11-K.
/s/ McGladrey & Pullen, LLP
Elkhart, Indiana
June 28, 2007